SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                  April 3, 2001
                Date of Report (Date of earliest event reported)


                               Acxiom Corporation
             (Exact name of registrant as specified in its charter)


              Delaware               0-13163               71-0581897
           (State or other         (Commission           (IRS Employer
           jurisdiction of         File Number)        Identification No.)
           incorporation)


     P.O. Box 8180, 1 Information Way, Little Rock, Arkansas   72203-8180
            (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (501) 342-1000

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

            On April 3, 2001, Acxiom Corporation ("Acxiom" or the "Company") held a telephone conference call regarding its anticipated financial results for the fourth quarter. Acxiom's prepared comments for the conference call are attached as Exhibit 99(a) to this report and are incorporated herein by reference.

            This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially; such statements include but are not necessarily limited to the following: 1) that there will continue to be strong customer demand for AbiliTec; 2) that the Company will have fourth quarter 2001 AbiliTec sales within the indicated range; 3) that AbiliTec will prove to be a continued long term success; 4) that the Company will be able to soon close many AbiliTec sales situations that were delayed by potential customers; 5) that the range of the write-offs and charges related to Montgomery Wards will be within the indicated ranges; 6) that the write-off of the investments in certain business partners will be within the indicated ranges; 7) statements regarding revenue and earnings projections; 8) that the adoption of SAB 101 will have the indicated impact; 9) that the Company will be able to effectively continue its expense reduction efforts, within the indicated ranges; 10) statements regarding the Company's cash flow; 11) statements regarding the status of certain financing transactions; 12) that the economic environment and business conditions will remain difficult to predict. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: with regard to all statements regarding AbiliTec: the complexity and uncertainty regarding the development of new software and high technologies; the difficulties associated with developing new AbiliTec products and AbiliTec Enabled Services; the loss of market share through competition or the acceptance of these or other Company offerings on a less rapid basis than expected; changes in the length of sales cycles; the introduction of competent, competitive products or technologies by other companies; changes in the consumer and/or business information industries and markets; the Company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the impact of changing legislative, accounting, regulatory and consumer environments in the geographies in which AbiliTec will be deployed. With regard to the statements that generally relate to the business of the Company: all of the above factors; the fact that the financial numbers listed herein are estimates and ranges that are based on the Company's understanding of current facts and circumstances; the possibility that certain contracts may not be closed; the possibility that economic or other conditions might lead to a reduction in demand for the Company's products and services; the possibility that the current economic slowdown may worsen and/or persist for an unpredictable period of time; the possibility that significant customers may experience extreme, severe economic difficulty; the continued ability to attract and retain qualified technical and leadership associates and the possible loss of associates to other organizations; the ability to properly motivate the sales force and other associates of the Company; the ability to achieve cost reductions and avoid unanticipated costs; changes in the legislative, accounting, regulatory and consumer environments affecting the Company's business including but not limited to litigation, legislation, regulations and customs relating to the Company's ability to collect, manage, aggregate and use data; data suppliers might withdraw data from the Company, leading to the Company's inability to provide certain products and services; short-term contracts affect the predictability of the Company's revenues; the potential loss of data center capacity or interruption of telecommunication links; postal rate increases that could lead to reduced volumes of business; customers that may cancel or modify their agreements with the Company; the successful integration of any acquired businesses and other competitive factors. With respect to the providing of products or services outside the Company's primary base of operations in the
U.S.: all of the above factors and the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in the Company's periodic reports and registration statements filed with the United States Securities and Exchange Commission. Acxiom believes that it has the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. Acxiom undertakes no obligation to update the information contained in this Form 8-K.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits.

                  99(a)    Acxiom prepared comments for the April 3, 2001,
            telephone conference call discussing Acxiom's anticipated fourth quarter results.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Acxiom Corporation



                                          /s/ Catherine L. Hughes
Date:    April 3, 2001                    --------------------------------------
                                          Catherine L. Hughes
                                          Secretary and Corporate Counsel